UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2008

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	33-25350-FW (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 27 5970 0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2008, the Board of Directors (the “Board”) of Wuhan General Group (China), Inc. (the “Company”), pursuant to the recommendation of its independent directors under the Company’s Director Nomination Policy, appointed Zheng Qingsong to the Board, effective immediately. The Board determined that Mr. Zheng is independent, as defined by the listing standards of the NASDAQ Capital Market (“NASDAQ”). Mr. Zheng will receive the Company’s standard outside director compensation package, which is described in Exhibit 10.4 to the Company’s Form 8-K filed on December 6, 2007.

Mr. Zheng has practiced law in China since 1998, and he is currently Vice Director and a partner at Hubei Junlin Law Firm. Mr. Zheng received his law degrees from Wuhan Jianhan University and Zhongnan University of Economics and Law. In 2006, Mr. Zheng was selected as a member of the Chinese People’s Political Consultative Committee of Wuhan Hongshan District.

Upon Mr. Zheng’s appointment to the Board, the Company has a majority of independent directors, as defined by NASDAQ listing standards. The Company believes that it now complies with all NASDAQ corporate governance listing requirements. Although the Company has filed a listing application with NASDAQ, there can be no assurances that the Company will be able to obtain a NASDAQ listing.

Item 8.01.	Other Events.

On February 25, 2008, the Board adopted the Company’s Code of Business Conduct and Ethics, which is attached hereto as Exhibit 14.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 14 Code of Business Conduct and Ethics of Wuhan General Group (China), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: March 14, 2008

By:	/s/ Xu Jie
Name:	Xu Jie
Title:	President and Chief Executive Officer

EXHIBIT INDEX
Form 8-K
March 14, 2008

Filed
Exhibit No.	Description	Herewith	By Reference
14	Code of Business Conduct and Ethics of Wuhan General Group (China), Inc.	X